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                                                                      Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Boyd Bros. Transportation Inc.
Clayton, Alabama

We hereby consent to the incorporation by reference in the Registration Statements Nos. 33-83768 and 33-78925 on Form S-8 of our reports dated February 12, 2004, except for Note 3, which is as of February 23, 2004, relating to the consolidated financial statements and schedule of Boyd Bros. Transportation Inc. and subsidiaries appearing in the Company's Report on Form 10-K for the year ended December 31, 2003.

/s/ BDO Seidman, LLP

Atlanta, Georgia
March 26, 2004